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THIS IS AN IMPORTANT DOCUMENT. YOU SHOULD TAKE INDEPENDENT LEGAL ADVICE BEFORE
SIGNING AND SIGN ONLY IF YOU WANT TO BE LEGALLY BOUND.


THIS LOAN AGREEMENT is made the 20th day of December, 2004

BETWEEN:

(1) FAIRBAIRN PRIVATE BANK (IOM) LIMITED of St Mary's Court, 20 Hill Street, Douglas, Isle of Man IM1 1EU (the "Bank") of the first part; and

(2) TM FILM DISTRIBUTION INC whose registered address is 1080 N. Delaware Avenue, 8th Floor, Philadelphia, PA 19125, United States of America (the "Customer") of the second part.


WHEREAS:

The Customer has requested and the Bank has agreed to make available to the Customer a loan facility upon the terms and subject to the conditions set out below for the purpose of enabling the Customer to participate in a film partnership investment.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS

In this Agreement unless the context otherwise requires the following words and expressions shall bear the following meanings:

         "Advance" means an advance made or to be made by the Bank to the Customer under this Agreement or, as the context may require, the principal amount thereof from time to time outstanding;

         "Business Day" means a day on which banks in the Isle of Man are open for business and for the avoidance of doubt shall not include Saturdays, Sundays, bank and public holidays;

         "Commitment Expiry Date" means the period commencing on the date of this Agreement and ending on 3 February 2005;

         "Drawdown Date" means, in relation to any Advance, the date on which the Advance is made;

         "Event of Default" means any one of the events specified in Clause 12 hereof;

         "Facility" means the term loan facility the terms and conditions of which are set out herein;

         "Interest Payment Date" means the last day of each Interest Period;

         "Interest Period" means each period for the calculation of interest determined in accordance with Clause 5(3) hereof;

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         "Loan" means the aggregate principal amount for the time being advanced and outstanding hereunder;

         "Notice of Drawing" means a notice in writing addressed to the Bank from the Customer pursuant to Clause 4(1)(c hereof giving notice of a drawing of an Advance;

         "Repayment Date" means 24 months after the final draw down of the Loan;
                  and

         the "Security Agreement" has the meaning attributed to it in Clause 8 hereof;

In this Agreement the singular shall include the plural and vice versa and the masculine shall include the feminine and neuter genders and vice versa.

The headings are inserted for reference only and shall not affect the construction of the terms hereof.

2.       NATURE OF FACILITY, AMOUNT AND PURPOSE

         (1) The Bank agrees to make the Facility available to the Customer on the terms set out in this Agreement.

         (2) The maximum aggregate principal amount of the Facility is (pound)1,628,055

         (3) The proceeds of the Facility will be used by the Customer to pay expenses and costs associated with the structuring of Keydata Media & Marketing Partnership 1 LLP.

3.       CONDITIONS PRECEDENT

No Advance may be drawn hereunder unless at the relevant time the Bank is satisfied that:

         (1) it has received in form satisfactory to it this Agreement and the Security Agreement duly executed by the Customer;

         (2) it has received from the Customer certified copies of its certificate of incorporation and memorandum and articles of association (or other constitutional and incorporation documents) and of each member's, board or other resolution or consent required in connection with its execution of this Agreement and the Security Agreement;

         (3) the provisions of this Agreement and the Security Agreement have been complied with and will continue to be complied with following any such drawing;

         (4) in the case of each Advance, it has received from the Customer a notice of drawing specifying the proposed amount thereof;

         (5) all commissions, fees and expenses due hereunder have been paid;

         (6) the representations and warranties contained in this Agreement are true and correct; and

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         (7)      all requisite governmental and other consents and approvals have been obtained and all information required by the Bank has been produced and the Bank is satisfied therewith.


4.       DRAWINGS

         (1)      Subject to:

                  (a) all conditions precedent referred to in Clause 3 having, in the opinion of the Bank, been met; and

                  (b) no Event of Default having occurred and no event having occurred which with the giving of notice and/or the lapse of time and/or upon the Bank making the relevant determination would constitute an Event of Default; and

                  (c) the Bank having received from the Customer a Notice of Drawing relating to each proposed Advance not later than the close of business on the third Business Day before the proposed Drawdown Date of such Advance; and

                  (d) the representations and warranties set out in Clause 9 hereof being true and accurate as of the date of the relevant Notice of Drawing;

         the Customer may (subject to the provisions of this Agreement) on any Business Day prior to the Commitment Expiry Date draw Advances which together aggregate to or do not exceed the amount of the Facility; PROVIDED THAT (i) the amount of each Advance hereunder shall not be less than (pound)100,000 (One Hundred Thousand Pounds Sterling)

         (2) The Customer hereby serves a Notice of Drawing for an advance in the amount of (pound)1,350,000 the Drawdown Date of which shall, subject to the other provisions of this Agreement, be two (2) Business Days from the date hereof.

5.       INTEREST

         (1)      DETERMINATION OF RATE

         Interest will be calculated and payable in respect of each Advance in respect of each Interest Period relating to such Advance at the aggregate of (a) LIBOR (determined as described below) plus (b) 0.375 per cent per annum (the "Standard Interest Rate"). For the purposes hereof, LIBOR shall be such rate as shall be determined by the Bank in its absolute discretion for the relevant Interest Period and the relevant currency and amount either (a) by reference to the relevant Reuters page at or about 11.00 a.m. (London time) on the Drawdown Date of the relevant Advance or, if, in the Bank's opinion, no such rate can be ascertained from the Reuters service at the relevant time, (b) as being the rate offered to the Bank by any leading bank in the London inter-bank market for deposits in such currency and amount and for such period as at 11.00 a.m. (London time) on the Drawdown Date of the relevant Advance. Each such determination of a rate hereunder shall be notified promptly by the Bank to the Borrower.

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         (2)      PAYMENT OF INTEREST

         Interest shall be due and payable on each Advance in respect of each Interest Period relating to such Advance on each Interest Payment Date relating to such Advance. The Customer will on the date of this Agreement pay to the Bank a sum equal to the rate of 0.375 per cent per annum of the aggregate principal amount of the Facility which will be an advance payment of part of the Standard Interest Rate and the Customer hereby irrevocably instructs and authorises the Bank to set off the LIBOR element of the Standard Interest Rate against any interest due and payable to the Customer by the Bank in relation to the balance from time to time on the account detailed in Clause 8(1).

         (3)      INTEREST PERIODS

                  (a) Subject to sub-paragraph (b) below, the Interest Period for any Advance shall be 3 months (or such other period as may be agreed between the Customer and the Bank).

                  (b) For the purpose of determining the duration of any Interest Period:

                           (i) the first Interest Period in respect of the first Advance made hereunder will commence on the Drawdown Date of that Advance and each subsequent Interest Period in respect of that Advance will commence immediately on the expiry of the previous Interest Period;

                           (ii) the first Interest Period of the second or any subsequent Advance shall end at the same time as the existing Interest Period relating to the Loan to ensure consolidation of Interest Periods; and

                           (iii) if any Interest Period could otherwise overrun the Repayment Date that Interest Period will end on the Repayment Date.

         (4)      DEFAULT INTEREST

         In the event of any failure by the Customer to pay on the due date for payment any sum due pursuant to this Agreement, the Customer shall, on demand by the Bank, pay interest on such sum for the period from the due date for such payment until actual payment (as well after as before judgment) at a rate equal to the aggregate of (a) the Standard Interest Rate as such is calculated in respect of successive Interest Periods from time to time in accordance with Clause 5(1) above plus (b) 4 per cent per annum or, in respect of amounts outstanding following the Repayment Date, at a rate equal to the aggregate of (a) the Base Rate of the Bank (or its successors in business from time to time) in the currency of the Loan from time to time plus (b) 4 per cent per annum.


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         (5)      ADDITIONAL COSTS

         The Customer undertakes to pay or reimburse to the Bank, on demand, as additional interest, the cost to the Bank for the time being (as determined by the Bank in its sole discretion) of complying with any reserve, special deposit or any other requirement of any applicable regulatory authority affecting transactions hereunder.

         (6)      CURRENCY OF PAYMENT

         Payment of interest shall be made in the currency of the Loan.


6.       REPAYMENT

The Loan will be repaid by the Customer in full on the Repayment Date.

7.       PREPAYMENT AND CANCELLATION

         (1) The Customer may prepay the whole or part of any Advance or Advances on the last day of any Interest Period (provided that each prepayment of Advance or Advances shall not be in respect of an amount of less than 25% of the Loan) together with interest on the amount prepaid accrued to the date of prepayment provided that the Bank shall have received from the Customer not less than 30 days' prior irrevocable notice specifying the amount to be prepaid and the date of the prepayment. The notice may specify the Advance or Advances in respect of which any prepayment is made, failing which prepayments shall be applied against the Advance or Advances selected by the Bank at its absolute discretion.

         (2) If an Advance or Advances are prepaid in whole or in part the Customer shall pay to the Bank a prepayment fee equivalent to 3 months interest on the amount prepaid.

         (3) No amount prepaid whether under paragraph (1) of this clause or otherwise may be redrawn.

         (4) The Customer may by giving the Bank not less than 30 days' prior irrevocable written notice at any time before the Commitment Expiry Date cancel the whole or any part (such part being not less than (pound)100,000 (One Hundred Thousand Pounds Sterling).

8.       SECURITY

Repayment of the Loan and all amounts due under and in respect of the Facility, including interest and all other liabilities connected with the facility, shall be secured solely by a Deed of Charge Over Cash agreement between the "Customer" and the "Bank" dated on even date herewith (hereinafter referred to as the "Security Agreement") pursuant to which the Customer will create in favour of the Bank a security interest in such of the following property as shall be agreed between the Bank and the Customer (the relevant property being referred to below as the "Collateral"):


         (1)      the following bank accounts:
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                  (a)      Fairbairn Private Bank (IOM) Limited Account number
                           509696;


9.       REPRESENTATIONS AND WARRANTIES

         (1)      The Customer represents and warrants to the Bank:

                  (a) the Customer is duly incorporated under the laws of the jurisdiction in which it is incorporated, with full power and authority to conduct its activities and to enter into this Agreement and the Security Agreement;

                  (b) the Customer has taken all such corporate action as may be required to authorise it to enter into and perform this Agreement and the Security Agreement;

                  (c) the obligations of the Customer hereunder and under the Security Agreement constitute the Customer's legal, valid, binding and enforceable obligations and performance of such obligations will not contravene any provision of the Customer's constitutional documents binding on the Customer;

                  (d) the Customer has not been declared bankrupt or suffered or committed any act indicative of insolvency by the law of any jurisdiction;

                  (e) the Customer has received such information and taken such advice as it requires in connection with the execution of this Agreement and the Security Agreement;

                  (f) no litigation or other proceedings which would have a material adverse effect on the ability of the Customer to perform its obligations hereunder or under the Security Agreement has, or at the time of any Drawing, shall have, been started or (to the best of the Customer's knowledge and belief) threatened;

                  (g) all appropriate consents, licences, authorisations and permits for the execution, delivery and performance of this Agreement and the Security Agreement (including any exchange control permissions) have been obtained and shall, at the time of each such Drawing, be in full force and effect;

                  (h) full disclosure has been made to the Bank prior to the date of this Agreement of all facts in relation to the Customer's business and affairs as are material and ought properly to be made known to any person proposing to make financial facilities available to the Customer and in furtherance thereof the Bank has received a copy of the Keydata Media & Marketing Partnership 1 LLP Information Memorandum and related documents;

                  (i) subject only to any security interest or interests created pursuant to the Security Agreement, the Customer is and will remain the sole absolute and beneficial owner of the Collateral;

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                  (j)      other than as provided in the Security Agreement
                           there are no security interests, charges, liens, rights of set off or other encumbrances affecting the Collateral.


         (2) The representations and warranties in Clause 9(1) will be deemed to be repeated by the Customer on and as of each Drawdown Date and each Interest Payment Date as if made with reference to the facts and circumstances existing at such respective date.


10.      UNDERTAKINGS

The Customer will:

         (1) give the Bank notice in writing immediately upon becoming aware of the occurrence of any Event of Default or other event which with the giving of notice and/or lapse of time and/or upon the Bank making the relevant determination would constitute an Event of Default;

         (2) provide the Bank promptly with any information relating to the Customer as the Bank may from time to time reasonably require;

11.      OTHER CONDITIONS

The availability of the Facility is at all times subject to the Bank's compliance in such manner as the Bank thinks fit with any and all restrictions, rules and regulations of any applicable regulatory authority from time to time in force.

12.      EVENTS OF DEFAULT

         (1) The occurrence of any of the following shall constitute an Event of Default:

                  (a) the failure of the Customer to pay within seven days of the due date any sum for the time being due to the Bank by virtue of this Agreement, the Security Agreement or otherwise;

                  (b) any breach by the Customer of any other provision of this Agreement or of the Security Agreement;

                  (c) any representation, warranty, covenant or statement in connection herewith or with the Security Agreement made by the Customer or any agent of the Customer being or becoming incorrect or being breached in any material respect;

                  (d) the failure of the Customer to disclose any matter which in the opinion of the Bank is material to this Agreement, the Security Agreement or the Collateral;

                  (e) the indication by the Customer of any intention not to pay any sum when it falls due by virtue of this Agreement, the Security Agreement or otherwise;

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                  (f)      the Customer becoming bankrupt or suffering or
                           committing any act indicative of bankruptcy or insolvency by the law of any jurisdiction;

                  (g) any distress or execution or other legal process being levied or enforced upon any property of the Customer in any part of the world.

         (2) No further Advance may be drawn after the occurrence of an Event of Default and the Bank shall be entitled (but not obliged) at any time after the occurrence of an Event of Default by notice in writing to the Customer to declare that the Loan and all interest and all other sums payable pursuant to this Agreement or otherwise have become immediately due and payable whereupon the same shall become immediately due and payable and the Customer shall immediately pay the same to the Bank.

         (3) In the event that the Loan shall be declared immediately due and payable pursuant to paragraph (2) of this clause the Customer will reimburse the Bank for all losses and expenses (including loss of profit) incurred by the Bank in consequence of the Event of Default and/or of the acceleration of the Loan including those incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Loan or any part of it. The certificate of the Bank as to the amount of such losses and expenses shall in the absence of manifest error be conclusive.

13.      PAYMENTS

         (1) All payments to be made under this Agreement shall be made in the currency of the Loan in immediately available funds during normal banking hours. If any sum falls due for payment under this Agreement on a day which is not a Business Day it shall be made on the next succeeding Business Day.

         (2) All payments to be made by the Customer under this Agreement shall be made to the Bank at Fairbairn Private Bank (IOM) Limited, St Mary's court, 20 Hill Street, Douglas, Isle of Man IM1 1EU (or at such other office as the Bank may notify to the Customer from time to time). All payments to be made to the Customer under this Agreement shall be made to the account of the Customer with the Bank at Fairbairn Private Bank (IOM) Limited, St Mary's Court, 20 Hill Street, Douglas, Isle of Man IM1 1EU.

         (3) All sums payable by the Customer hereunder shall be paid in full without any set-off or counterclaim and free and clear of and without any deduction or withholding whatsoever (save to the extent any such deduction or withholding is required by law). If the Customer is at any time required by law to make any deduction or withholding from any payment to the Bank, the Customer will immediately pay to the Bank such additional amounts as will result in the Bank receiving the full amount it would have received had no such deduction or withholding been required. In such event the Customer will also provide to the Bank a certificate of deduction or withholding in respect of the payment, together with evidence satisfactory to the Bank that the amount so deducted or withheld has been paid over to the relevant authority when due.

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14.      ARRANGEMENT FEE AND EXPENSES

         (1) The Customer shall pay to the Bank an arrangement fee of (pound)1,687.50.

         (2) The Customer will reimburse the Bank on demand for all expenses (including legal expenses including the cost of the provision of legal opinions where appropriate, and all other professional or other fees or expenses) incurred by the Bank in connection with the negotiation preparation and execution of this Agreement and will reimburse the Bank on demand for all expenses (including legal expenses) incurred by the Bank in suing for or recovering any sum due to the Bank under this Agreement or otherwise in protecting or enforcing its rights under this Agreement.

15.      EUROPEAN MONETARY UNION

If, as a result of the implementation of European economic and monetary union:

         (1) any currency (the "affected currency") in which Advances are permitted to be made hereunder or in which amounts outstanding hereunder are denominated either (1) ceases to be the lawful currency of the relevant country and is replaced as such by a single European currency or (2) is recognised as such country's lawful currency at the same time as such single European currency is so recognised:

                  (a) no further Advances may be drawn hereunder in the affected currency shall be permitted but, without prejudice to any other terms of this Agreement, further Advances hereunder may be drawn in the single European currency in an amount equivalent to the amount which would have been so available in the affected currency, determined by reference to the Official Exchange Rate;

                  (b) each obligation hereunder to pay an amount in the affected currency shall be deemed to be an obligation to pay an amount in the single European currency, determined by reference to the Official Exchange Rate; and

                  (c) the "Official Exchange Rate" for such purposes shall mean the rate of exchange recognised by the European Central Bank for the conversion of the affected currency into the single European currency in connection with the implementation of European economic and monetary union;

         (2) LIBOR ceases to be readily ascertainable or, in the opinion of the Bank, ceases to be an appropriate reference rate from which to determine the interest rate(s) applicable to amounts outstanding or to be drawn hereunder, then such interest rate(s) shall be determined upon such basis (whether by reference to a published market rate or otherwise) as the Bank shall reasonably specify; and

         (3) the parties shall mutually agree to such amendments to this Agreement as shall, in the opinion of the Bank, be necessary in order to reflect such changes provided that, subject to the provisions of this paragraph 15 this Agreement shall continue in full force and effect, unamended.

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16.      NOTICES

         (1) Any notice or other document required or authorised hereby may be served on the parties hereto at the following addresses and facsimile numbers and upon the persons specified:

                  (a)      for the Bank:
                  Address:     St Mary's Court,
                               20 Hill Street,
                               Douglas,
                               Isle of Man
                               IM1 1EU
                  Fax number:  01624 627218
                  Attention:   Senior Lending Executive

                  (b)      for the Customer:
                  Address:     1080 N. Delaware, 8th Floor
                               Philadelphia, PA 19125
                               USA

         (2) Any such notice or other document shall be deemed to be duly served:

                  (a)      if delivered by hand at the time of delivery;

                  (b) if sent by post at noon on the next Business Day following the day of posting and shall be effective even if misdelivered or returned undelivered;

                  (c) if given or made by facsimile at the time of transmission;

         provided that where delivery or transmission occurs after 6.00 p.m. on a Business Day or occurs on a day which is not a Business Day service shall be deemed to occur at 9.00 a.m. on the next Business Day.

17.      ASSIGNMENT

         (1) The Customer may not assign or transfer any of its rights or obligations under this Agreement.

         (2) The Bank may, at its absolute discretion and without reference to the Customer, assign all or any part of its obligations hereunder (or under any related documents including, without prejudice to the generality of the foregoing, the Security Agreement). The Customer shall enter into all documents specified by the Bank as being necessary to give effect to any such assignment or transfer.

18.      WAIVERS: REMEDIES CUMULATIVE

No failure or delay by the Bank in exercising any right power or privilege under this Agreement shall impair the same or operate as a waiver of the same nor shall any single or partial exercise of any right power or privilege preclude any further exercise of the same or the exercise of any other right power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.
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19.      GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with Isle of Man law and the parties hereto submit to the non-exclusive jurisdiction of the courts of the Isle of Man in connection herewith.

IN WITNESS WHEREOF the parties hereto have entered into this Agreement on the date first above written.



SIGNED by David Corrin
duly authorised signatory for and on behalf of FAIRBAIRN PRIVATE BANK (IOM) LIMITED



THE COMMON SEAL OF
TM FILM DISTRIBUTION INC
was hereunto affixed in the presence of


_______________________________
President


________________________________
Secretary


OR


SIGNED by                                        .................President
duly authorised signatory for and on behalf
of TM FILM DISTRIBUTION INC
in the presence of:                              .................Secretary